Exhibit 5.1

NEW YORK LONDON SINGAPORE PHILADELPHIA CHICAGO WASHINGTON, DC SAN FRANCISCO SILICON VALLEY SAN DIEGO LOS ANGELES BOSTON HOUSTON DALLAS AUSTIN HANOI HO CHI MINH CITY	FIRM and AFFILIATE OFFICES www.duanemorris.com	SHANGHAI ATLANTA BALTIMORE WILMINGTON MIAMI BOCA RATON PITTSBURGH NEWARK LAS VEGAS CHERRY HILL LAKE TAHOE MYANMAR ALLIANCES IN MEXICO AND SRI LANKA

January 10, 2022

Four Springs Capital Trust 1901 Main Street Lake Como, New Jersey 07719

Re:	Exhibit 5.1 to Registration Statement on Form S-11

Ladies and Gentlemen:

We are acting as counsel to Four Springs Capital Trust, a Maryland real estate investment trust (the “Company”), in connection with its registration statement on Form S-11 (File No. 333-261089), as amended (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed public offering of up to 20,700,000 of the Company’s common shares of beneficial interest, par value $0.001 per share (the “Common Shares”), including 2,700,000 Common Shares that may be sold pursuant to the underwriters’ option to purchase additional shares (collectively, the “Offering Shares”). All of the Offering Shares are to be sold pursuant to the proposed form of Underwriting Agreement among the Company, Four Springs Capital Trust Operating Partnership, L.P. (the “Operating Partnership”), and the underwriters named therein (the “Underwriting Agreement”) filed as Exhibit 1.1 to the Registration Statement.

As counsel for the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion and we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Offering Shares. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We also have assumed that the Offering Shares will not be issued in violation of the ownership limit contained in the Company’s Second Amended and Restated Declaration of Trust or Amended and Restated Declaration Trust to be effective following the issuance of any Offering Shares. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

Duane Morris llp
1540 BROADWAY NEW YORK, NY 10036-4086	PHONE: +1 212 692 1000 FAX: +1 212 692 1020

January 10, 2022

This opinion letter is based as to matters of law solely on the Maryland General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term “Maryland General Corporation Law, as amended” includes the statutory provisions contained therein, all applicable provisions of the Maryland Constitution and reported judicial decisions interpreting these laws.

Based upon, subject to and limited by the foregoing, we are of the opinion that:

Following (i) execution and delivery by the Company and the Operating Partnership of the Underwriting Agreement, (ii) effectiveness of the Registration Statement, (iii) issuance of the Offering Shares pursuant to the terms of the Underwriting Agreement, and (iv) receipt by the Company of the consideration for the Offering Shares specified in the resolutions of the Board of Trustees of the Company and to be adopted by the pricing committee thereof, the Offering Shares will be validly issued, fully paid and nonassessable.

This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and we consent to the reference of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Duane Morris LLP